Statement regarding computation of ratios
                       Ratio of Earnings to Fixed Charges



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
                                                                                                   Nine Months
                                                              December 31,                        Ended Sept 30,
                                             ----------------------------------------------------------------------
                                              1993    1994     1995       1996       1997       1997       1998
                                             ----------------------------------------------------------------------
                                                                    (in thousands, except ratios)

Earnings for fixed charge ratio purposes:
     Pretax income from operations              68    2,349    23,696    25,541     31,769     29,616      8,340
     Fixed charges                             406      832       948    12,600     22,991     16,442     17,500
     Adjustment to fixed charges:
       Exclude interest capitalized             -        -         -       (147)      -          -          -
       Exclude preferred stock dividends        -        -         -     (2,999)    (6,268)    (4,592)    (6,249)
                                             ----------------------------------------------------------------------
                                               474    3,181    24,644    34,995     48,492     41,466     19,591
                                             ----------------------------------------------------------------------

Fixed charges:
     Interest, including capitalized interest  406      832       948     9,601     16,723     11,850     11,251
     Preferred stock divident requirements
       increased for tax coverage               -        -         -      2,999     6,268       4,592      6,249
                                             ----------------------------------------------------------------------
                                               406      832       948    12,600     22,991     16,442     17,500
                                             ----------------------------------------------------------------------


Ratio of earnings to fixed charges             1.2      3.8      26.0     2.8        2.1        2.5        1.1
                                             ----------------------------------------------------------------------

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